PROXY STATEMENT

        Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant                     [x]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:
   [x] Preliminary Proxy Statement
   [ ] Confidential, for Use of the Commission Only (as permitted by Rule
       14a-6(e)(2))
   [ ] Definitive Proxy Statement
   [ ] Definitive Additional Materials
   [ ] Soliciting Material pursuant toss.240.14a-11(c) orss.240.14a-12

                              I-SECTOR CORPORATION
                (Name of Registrant as specified in its Charter)

                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):
   [x] No fee required
   [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

       (1)  Title of each class of securities to which the transaction applies:

            ---------------------------------------------

       (2)  Aggregate number of securities to which the transaction applies:

            ---------------------------------------------

       (3)  Per unit price or other  underlying value of
            the   transaction   computed   pursuant   to
            Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

            ---------------------------------------------

       (4)  Proposed maximum aggregate value of the transaction:

            ---------------------------------------------

       (5)  Total fee paid:

            ---------------------------------------------

   [ ] Fee paid previously with preliminary materials

   [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing:

       (1)  Amount previously paid: _________________________________________
       (2)  Form, Schedule or Registration Statement No.: ___________________
       (3)  Filing Party: ___________________________________________________
       (4)  Date Filed: _____________________________________________________

                              I-SECTOR CORPORATION

                             6401 Southwest Freeway
                              Houston, Texas 77074

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                            To Be Held August 8, 2002

                                ----------------

       Notice is hereby given that the annual meeting of the holders of common stock of I-Sector Corporation, a Delaware corporation (the "Company"), will be held at the offices of the Company located at 6401 Southwest Freeway, Houston, Texas 77074 on Wednesday August 8, 2002, at 10:00 a.m., Houston time, and any adjournment or postponement thereof, for the following purposes:

   1. To elect a board of four (4) directors to serve until the next annual meeting of stockholders or until their successors are elected and qualified; and

   2. To vote on a proposal to delete a provision of the Company's Certificate of Incorporation which limits the ability of the Board of Directors to fill vacancies on the Board.

   3. To consider and act upon such other business as may properly be presented at the annual meeting or any adjournments or postponements thereof.


       The Board of Directors has fixed the close of business on June 10, 2002 as the record date for the determination of stockholders entitled to notice of, and to vote at, the annual meeting and any adjournments or postponements thereof. A stockholders' list will be available commencing ten days prior to the annual meeting, and may be inspected during normal business hours prior to the annual meeting at the offices of the Company, 6401 Southwest Freeway, Houston, Texas 77074.


       Your vote is important. Whether or not you plan to attend the annual meeting in person, we request that you sign, date and return the enclosed proxy card promptly in the enclosed postage-paid envelope. The prompt return of proxies will ensure a quorum and save the Company the expense of further solicitation.

                                    By Order of the Board of Directors,


                                        /s/    Donald R. Chadwick
                                    -----------------------------------
                                            Donald R. Chadwick
                                            Secretary

June 25, 2002

                              I-SECTOR CORPORATION

                             6401 Southwest Freeway
                              Houston, Texas 77074

                                 PROXY STATEMENT

       This proxy statement and the enclosed proxy card are first being mailed to the stockholders of I-Sector Corporation, a Delaware corporation (the "Company"), commencing on or about July 9, 2002, in connection with the solicitation by the board of directors of the Company (the "Board of Directors," or the "Board") of proxies to be voted at the annual meeting of stockholders to be held at the offices of the Company located at 6401 Southwest Freeway, Houston, Texas 77074 on Wednesday, August 8, 2002, at 10:00 a.m., Houston time and at any adjournments or postponements thereof (the "Meeting"), for the purposes set forth in the accompanying notice.

       A stockholder may revoke a proxy by:

   (1) delivering to the Company written notice of revocation;

   (2) delivering to the Company a signed proxy of a later date; or

   (3) appearing at the Meeting and voting in person.

       Votes will be tabulated and the results will be certified by election inspectors who are required to resolve impartially any interpretive questions as to the conduct of the vote.

       As of June 10, 2002, the record date for the determination of stockholders entitled to vote at the Meeting, there were outstanding and entitled to vote 3,630,725 shares of the Company's common stock, par value $.01 per share (the "Common Stock"). The Common Stock is the Company's only class of voting securities outstanding. Each share of common stock entitles the holder to one vote, on all matters presented at the Meeting. Holders of a majority of the outstanding shares of common stock must be present, in person or by proxy, to constitute a quorum for the transaction of business. Stockholders who are present at the Meeting in person or by proxy and who abstain and proxies relating to shares held in "street name" that are marked as "not voted" ("broker non-votes") will be treated as present for purposes of determining whether a quorum is present.

       If a quorum is not obtained the Meeting may be adjourned for the purpose of obtaining additional proxies or votes or for any other purpose, and, at any subsequent reconvening of the Meeting, all proxies will be voted in the same manner as such proxies would have been voted at the original convening of the Meeting (except for any proxies which have theretofore been revoked).

       Proxies will be voted in accordance with the directions specified thereon and otherwise in accordance with the judgment of the persons designated as proxies. Any proxy on which no direction is specified will be voted for the election of the nominees named herein to the Board of Directors and for the approval of the amendment to the certificate of Incorporation. Abstentions will be treated as present for purposes of determining whether a quorum is present, but will have the same legal effect as votes against election of the nominees. As to any other matter, which may properly be presented at the meeting, the persons named on the proxy card will vote according to their best judgment.

                              ELECTION OF DIRECTORS

General Information

       On August 8, 2001 six directors were elected by the stockholders, including Richard D. Darrell and Jack M. Johnson, Jr., both of whom are not standing for re-election. Jack M. Johnson recently notified the Company of his intention not to stand for re-election. Due to the limited time between the Company's receipt of Mr. Johnson's intention not to stand for re-election and the mailing of this proxy statement the Company has not had the opportunity to identify a suitable and qualified nominee. The Company intends to continue its search for a candidate, or candidates, to fill these vacancies. If stockholders approve the proposed amendment to the Company's Certificate of Incorporation, the Company believes that it will be able to identify a candidate to fill the vacancy, and this candidate will be appointed to the Board of Directors before the next annual meeting of the stockholders. Any candidate that is appointed to the board by the Board of Directors will stand for election at the next annual meeting of stockholders.

       At the Meeting, four (4) nominees are to be elected. If elected, each director will hold office until the next annual meeting of stockholders or until his successor is elected and qualifies.

       The persons named as proxies in the accompanying proxy have been designated by the Board of Directors and, unless authority is withheld, proxies will be voted for the election of the nominees named below to the Board of Directors. All of the nominees previously have been elected directors by the stockholders. If any nominee should become unavailable for election, the proxy may be voted for a substitute nominee selected by the persons named in the proxy or the board may be reduced accordingly; however, the Board of Directors is not aware of any circumstances that would prevent any nominee from serving.

Approval

       If a quorum is present, the four nominees for election as directors at the Meeting who receive the greatest number of votes cast for election by the holders of shares of common stock present, in person or by proxy, at the Meeting will be the duly elected directors of the Company. Broker non-votes will not have any effect on the outcome of the election.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL FOUR NOMINEES TO THE COMPANY'S BOARD OF DIRECTORS.

Nominees for Director

       Set forth below is certain information regarding the nominees for election to the Board of Directors:

James H. Long - Director since April 1983.

Mr. Long, age 43, is the founder of the Company and has served as Chairman of the Board, Chief Executive Officer and President since the Company's inception in 1983. Prior to founding the Company, Mr. Long served with the United States Navy in a technical position and was then employed by IBM in a technical position.

Donald R. Chadwick, - Director since September 1996.

Mr. Chadwick, age 58, has served as Secretary since February 1992 and served as Chief Financial Officer from February 1992 until December 1999. As Chief Financial Officer, his duties included supervision of finance, accounting and controller functions within the Company.

Kevin M. Klausmeyer -Director since August 2001

Mr. Klausmeyer, age 43, has been Chief Financial Officer of PentaSafe Security Technologies, Inc., a security software company and provider of complete security policy and infrastructure solutions, since December 1, 1999. From 1993 to November 1999, Mr. Klausmeyer was Vice President and Chief Accounting Officer of BMC Software, Inc., a publicly-held distributor of computer software. Mr. Klausmeyer is one of three software finance executives, who, together with representatives from the Big Five accounting firms, serve on the AICPA's Software Revenue Recognition Task Force, which interprets and provides guidance to the software industry on the U.S. authoritative software revenue accounting rules. In addition, Mr. Klausmeyer is the current Chairman of SOFTEC (Software Finance and Tax Executives Council), the primary software financial organization in the U.S. Mr. Klausmeyer spent 13 years at Arthur Andersen LLP in the audit and business consulting practice, with a primary focus in assisting high technology companies.

John B. Cartwright -Director since August 2001

Mr. Cartwright, age 55, has been the owner of John B. Cartwright & Associates, a Certified Public Accounting Firm, since 1990. From 1973 to 1990, Mr. Cartwright was the managing partner or managing shareholder of Cartwright, Matthews, Gonsoulin & Bradley, PC, Cartwright, Matthews & Gonsoulin, a Partnership and
Cartwright & Mathews, a Partnership. From 1969 to 1973 Mr. Cartwright was an Audit Supervisor of Touche Ross & Co., (now Deloitte & Touche LLP) in Houston. Mr. Cartwright is a member of the American Institute of Certified Public Accountants, Texas Society of Certified Public Accountants, Houston Chapter of the Texas Society of Certified Public Accountants, and is the Past-President of the Houston Chapter of the Community Associations Institute.

Board and Committee Activity, Structure and Compensation

       During 2001, the Board of Directors convened two special meetings and four regularly scheduled meetings, the Audit Committee held four meetings; and the Compensation Committee did not meet. Each director attended at least 75% of the aggregate of all meetings of the Board of Directors and committees of the Board to which he belonged.

       Each director who is not an employee of the Company is paid $1,000 for each Board meeting attended and $500 for each committee meeting attended plus reasonable out-of-pocket expenses incurred to attend Board or committee meetings. In addition, each non-employee director is entitled to receive stock options pursuant to the Company's Non-Employee Director Stock Option Plan (the "Director Plan"). Historically, upon his first election to the Board each such director received options to purchase 5,000 shares and upon each time a director was reelected such director received options to purchase 2,000 shares. On August 15, 2000 the Board resolved to increase the number of options each director receives on reelection from 2,000 to 5,000, and to make a one time grant of 5,000 options to each outside director for prior service. All options granted vest immediately. All options granted under the Director Plan will have an exercise price equal to the fair market value of a share of Common Stock on the date of grant and will expire ten years after the date of grant (subject to earlier termination under the Director Plan). Options granted under the Director Plan are subject to early termination on the occurrence of certain events, including ceasing to be a member of the Company's Board (other than by death). During 2001, options to acquire 25,000 shares of Common Stock were granted under the Director Plan.

       The Board of Directors has two standing committees, an Audit Committee and a Compensation Committee.

       Audit Committee. The Audit Committee is currently composed of Messrs. Chadwick, Cartwright and Klausmeyer, all of whom are independent directors. The functions of the Audit Committee include:

   1. reviewing the accounting principles and practices employed by the Company;

   2. meeting with the Company's independent auditors to review their report on their annual examination of the Company's accounts, their comments on the internal controls of the Company and the actions taken by management in response to such comments; and

   3. meeting with the Company's independent auditors to discuss their review of each Form 10-Q prior to filing the document with the Securities and Exchange Commission.

   4. recommending annually to the Board of Directors the appointment of the Company's independent auditors.

       Compensation Committee. The Compensation Committee is currently composed of three non-employee Directors, Messrs. Chadwick, Klausmeyer and Cartwright. The functions of the Compensation Committee include:


   1. reviewing and making recommendations regarding the compensation of the Company's officers, and

   2.  administrating and making awards under the Company's compensation plans.

Compensation Committee Report

       The compensation committee of the Board of Directors (the "Committee") has furnished the following report on executive compensation for fiscal year 2001:

       The Committee did not meet in 2001. The compensation of executive officers during 2001 was continued under compensation arrangements existing prior to the formation of the Committee. Certain officers voluntarily took pay reductions until the Company became profitable. The Compensation Committee's policies and those compensation arrangements are described below:

       The Compensation Committee establishes compensation for executive officers based on performance goals of the area for which they are responsible while also taking into consideration the ability to attract and reward executive officers who contribute to the success of the Company. The following characteristics are factored into the compensation policies.

   1. The Company pays competitive salaries in order to attract and retain the best people.


   2. Executive officer rewards are based on the level of performance attained by the individual measured by the performance of the subsidiary or department for which they are responsible. Awards in the finance area of the Company are based on qualitative performance objectives.

   3. At the beginning of the performance cycle, quarterly and annual objectives are set for each officer. At the end of each performance cycle, the level of achievement of the objectives are measured and used as the basis for decisions on merit increases, bonus awards and stock option grants. The CEO conducts the review and makes recommendations to the Compensation Committee accordingly.

       Chief Executive Officer Compensation:

       James H. Long has been President and Chief Executive Officer of the Company since its inception in 1983. Mr. Long's compensation consists of a base salary. Because Mr. Long owns in excess of 50% of the common stock of the Company, both Mr. Long and the Committee agree that neither a cash bonus nor stock options are necessary to motivate Mr. Long to achieve positive financial results, as Mr. Long will be rewarded along with all other shareholders through the stock price if positive results for the Company are achieved. Thus, at the 2000 Compensation Committee meeting, Mr. Long asked that his only compensation be the minimal salary required to meet his immediate cash needs. During the year ended December 31, 2001, without imput from the Compensation Committee, Mr. Long voluntarily took a compensation reduction as compared to the salary level set by the Compensation Committee at the 2000 Committee meeting. In determining Mr. Long's compensation at the 2000 meeting, the Compensation Committee considered Mr. Long's input as to his minimal immediate cash needs and Mr. Long's input regarding his desire to not receive performance-based compensation other than his financial reward related to his stock ownership appreciation.

       The Committee will be reformed after the annual meeting of stockholders with all non-employee directors as members of the Committee. The Committee intends to meet during 2002 and review established policies with respect to executive officer compensation.

                           THE COMPENSATION COMMITTEE
                               Kevin M. Klausmeyer
                               John B. Cartwright
                              Jack M. Johnson, Jr.

Compensation Committee Interlocks and Insider Participation

       Messrs. Klausmeyer, Cartwright and Johnson, each of whom are or were outside directors during 2001 served on the Compensation Committee in 2001 During 2001, no director or executive officer of the Company served on the compensation committee or the board of directors of any company for which Messrs Klausmeyer, Cartwright and Johnson served as executive officers or directors.

Audit Committee Report

       The Audit Committee of the Board of Directors (the "Audit Committee") has furnished the following report on its activities for the year 2001:

       The Audit Committee of the Board of Directors (the "Audit Committee") exists to provide an independent, objective oversight of the Company's accounting functions and internal controls. Under the rules of NASDAQ all of the members of the Audit Committee are independent. The Audit Committee operates under a written charter adopted by the Board of Directors on August 15, 2001.

       The Audit Committee met quarterly in 2001 and again on March 18, 2002 and on March 27, 2002 and has held discussions with management and Deloitte and Touche, LLP, the Company's independent auditors, regarding the audited financial statements for the year ended December 31, 2001. The Audit Committee reviewed with the independent auditors who are responsible for expressing an opinion on the conformity of the audited financial statements with generally accepted accounting principles, their judgments as to quality, not just the acceptability, of the Company's accounting functions and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards. The Audit Committee has also discussed with Deloitte & Touche LLP the matters required to be discussed by the Statement of Auditing Standards No. 61 (Communication with Audit Committees) and by the Statement of Auditing Standards No. 90 (Audit Committee Communications).

       In addition, the Audit Committee has received a written statement from Deloitte & Touche LLP describing all relationships between the independent auditors and the Company that may impact their objectivity and independence as required by Independence Standards Board Standard No. 1 and has discussed with Deloitte & Touche LLP matters relating to its independence, including review of audit and non-audit fees and any relationships that may impair its independence and satisfied itself as to their independence.

       Based on the foregoing, the Audit Committee of the Company has recommended to the Board of Directors that the audited financial statements of the Company be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2001 for filing with the Securities and Exchange Commissions.

                               THE AUDIT COMMITTEE
                         Jack M. Johnson, Jr., Chairman
                                Kevin Klausmeyer
                               John B. Cartwright

Principal Accounting Firm Fees

Audit Fees

       The aggregate fees billed by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, "Deloitte") for professional services rendered for the audit of the Company's annual financial statements for the fiscal year ended December 31, 2001 and for the reviews of the financial statements included in the Company's Quarterly Reports on Form 10-Q for that fiscal year were $110,788.

Financial Information Systems Design and Implementation Fees

       No fees were billed by Deloitte for professional services rendered for information technology services relating to financial information systems design and implementation, nor were such services rendered, during the fiscal year ended December 31, 2001.

All Other Fees

       The aggregate fees billed by Deloitte for services rendered to the Company, other than the services described above under "Audit Fees" and "Financial Information Systems Design and Implementation Fees", for the year ended December 31, 2001 were $23,175.

       The audit committee has considered whether the provision of non-audit services is compatible with maintaining the principal accountant's independence.

Executive Officers

       The executive officers of the Company serve until resignation or removal by the Board of Directors. The Company's executive officers are as follows:

James H. Long  - See Nominees for Director.

Patricia L. Winstead - Vice President and Controller and Chief Accounting Officer, November 2001 to present.

       Patricia L. Winstead, age 61, has been the Vice President and Controller and Chief Accounting Officer for the Company since November 2001. From June 1999 to November 2001, Mrs. Winstead served as the Controller for the Company. She has responsibility for supervision of accounting, controller and reporting functions for the Company. From 1994 until June 1999, Mrs Winstead served as the Regional Controller for the Houston Regional office of GE Capital ITS, Inc. From December 1983 until August 1993 Mrs. Winstead was the Controller for Weiss Realty Group and its predecessor Corum Management Company.

William R. Hennessy - President, Stratasoft, Inc., September 1996 to present.

       William R. Hennessy, age 43, has served as the President of Stratasoft, Inc., the Company's wholly owned subsidiary since joining the Company in January 1996. Mr. Hennessy's responsibilities include the general management of Stratasoft, Inc. From July 1991 to January 1996, Mr. Hennessy was employed by Inter-Tel, Incorporated, a telephone systems manufacturer and sales and service company, where he served as the Director of MIS and the Director of Voice and Data Integration for the central region.

Mark T. Hilz - President, Internetwork Experts, Inc., July 2000 to present.

       Mark T. Hilz, age 43, has served as the President of Internetwork Experts, Inc., the Company's wholly owned subsidiary since joining the Company in July 2000. Mr. Hilz's responsibilities include the general management of Internetwork Experts, Inc. From 1998 to July 2000, Mr. Hilz was a director of the Company and the Chief Executive Officer of Nichecast, Inc., a privately held internet services company. From 1990 to 1998, Mr. Hilz was the founder,
President and Chief Executive Officer of PC Service Source, Inc., a publicly-held distributor of personal computer hardware for the repair industry.

Paul Klotz - Vice-President, Internetwork Experts, Inc., July 2000 to present.

       Paul Klotz, age 41, has served as the Vice President and Chief Operating Officer of Internetwork Experts, Inc., the Company's wholly owned subsidiary since joining the Company in August 2000. Mr. Klotz's responsibilities include the operations management of Internetwork Experts, Inc. From 1997 to July 2000, Mr. Klotz was the Vice President of Marketing of PC Service Source., a publicly held provider of service logistics and repair services to the PC industry. From 1988 to 1997, Mr. Klotz was Vice President of Acme Keystone., a privately-held consumer products manufacturing company.

Security Ownership of Management

       The following table sets forth, as of June 10, 2002, the number of shares and percentage of Common Stock beneficially owned by each director, each nominee for director, each Named Executive Officer, as defined in "Executive Compensation," and all directors and executive officers as a group.

                                             Amount and
                                             Nature of             Percent
          Name of Beneficial Owner    Beneficial Ownership (1)    of Class
------------------------------------  --------------------------  ---------
James H. Long (2)                         2,041,470                56.2%
Donald R. Chadwick (3)                      107,003                 2.9%
William R Hennessy (4)                       24,400                  *
Mark T. Hilz (5)                             15,000                  *
Jack M. Johnson, Jr. (6)                     24,000                  *
Kevin M. Klausmeyer(7)                        5,000                  *
John B. Cartwright(8)                         5,200                  *
Richard D. Darrell(9)                        24,000                  *
Patricia L. Winstead (10)                     6,820                  *
Paul Klotz                                        0                  *
All Directors  and  Executive             2,252,893                61.4%
Officers as a Group (9 persons)
(2)(3)(4)(5)(6)(7)(8)(9)(10)
-------------
* - less than 1%

   (1) Beneficial owner of a security includes any person who shares voting or investment power with respect to or has the right to acquire beneficial ownership of such security within 60 days.

   (2) Includes 1,440 shares that may be acquired upon exercise of currently exercisable options.

   (3) Includes 74,686 shares that may be acquired upon exercise of currently exercisable options and 517 shares owned by his spouse for which Mr. Chadwick disclaims beneficial ownership and 300 shares owned by his minor children for which Mr. Chadwick disclaims beneficial ownership.

   (4) Includes 14,400 shares that may be acquired upon exercise of currently exercisable options.

   (5) Includes 15,000 shares that may be acquired upon exercise of currently exercisable options.

   (6) Includes 24,000 shares that may be acquired upon exercise of currently exercisable options.

   (7) Includes 5,000 shares that may be acquired upon exercise of currently exercisable options.

   (8) Includes 200 shares owned and 5,000 shares that may be acquired upon exercise of currently exercisable options.

   (9) Includes 24,000 shares that may be acquired upon exercise of currently exercisable options.

   (10)Includes 6000 shares owned and 820 shares that may be acquired upon exercise of currently exercisable options.

  Security Ownership of Certain Beneficial Owners

       The following table sets forth, as of June 10, 2002, the address and number of shares and percentage of Common Stock owned by each stockholder of the Company that owns 5% or more of the outstanding Common Stock.

                                                Amount and
              Name and Address                  Nature of          Percent
            of Beneficial Owner           Beneficial Ownership    of Class
---------------------------------------  -----------------------  ----------

James H. Long (1)                                2,041,470            56.2%
     6401 Southwest Freeway
     Houston, Texas 77074

Peak6 Capital Management, LLC. (2)                 365,000            10.1%
     209 LaSalle Street, Suite 200
     Chicago, Illinois 60604

   (1) Includes 1,440 shares that may be acquired upon exercise of currently exercisable options.

   (2) As reported on Schedule 13D/A filed July 16, 2001.

Executive Compensation

Summary Compensation Table. The following table reflects compensation for services to the Company for the years ended December 31, 2001, 2000 and 1999 of
(i) the Chief Executive Officer of the Company and (ii) the executive officers of the Company who were serving as an executive officer at the end of 2001 and whose total annual salary and bonus exceeded $100,000 in 2001 (the "Named Executive Officers").

            Annual Compensation                          Long Term Compensation
-------------------------------------------------------  ----------------------
                                                                Awards
                                               Other                 Number of
                                               Annual    Restricted  Securities
   Name and Principal                       Compensation   Stock     Underlying

        Position       Year   Salary   Bonus   (1)        Awards    Options (2)
        --------       ----   ------   -----   ---        ------    -----------

James H. Long (3)      2001  $133,315   -       -            -           -
Chief Executive        2000   150,000   -       -            -           -
Officer                1999   150,000           -            -

William R. Hennessy    2001    85,162  60,966   -            -           -
President, Stratasoft, 2000    91,034  59,686   -            -
Inc. (4)               1999    85,000  55,856   -                      10,000

Mark T. Hilz           2001   185,190           -            -           -
President,             2000    84,635           -            -
Internetwork Experts,
Inc.

Paul Klotz             2001   144,549           -            -           -
Vice President,        2000    57,404           -            -
Internetwork Experts,
Inc.

   (1) Amounts exclude the value of perquisites and personal benefits because the aggregate amount thereof did not exceed the lesser of $50,000 or 10% of the Named Executive Officer's total annual salary and bonus.

   (2) The number of securities underlying options shown for 1998 includes options originally issued in 1997 and repriced during 1998 and options newly issued in 1998.

   (3) The Company has made personal loans to Mr. Long from time to time. See, "Certain Relationships and Related Transactions."

   (4) Includes compensation based on gross profit realized.

       Options Granted in Last Fiscal Year. No stock options were granted to the Named Executive Officers during the year ended December 31, 2001.

       Aggregated Option Exercises and Year-End Option Values. The following table shows the number of shares of Common Stock underlying options owned by the Named Executive Officers at December 31, 2001. Neither of the Named Executive Officers exercised any options during 2001 and none of the options owned by the Named Executive Officers at December 31, 2001 were in-the-money.

                            Number of Securities Underlying
                                Unexercised Options at

                                  December 31, 2001
          Name              Exercisable    Unexercisable
          ----              -----------    -------------
James H. Long                 1,440               960
William R. Hennessy          14,400             3,600
Mark T. Hilz                 15,000

Equity Compensation Plans

       The Company maintains the 1996 Incentive Stock Option Plan (the "Incentive Stock Option Plan", Non-Employee Director Stock Option Plan (the "Non-Employee Director Plan") and the 2000 Stock Incentive Plan (the "2000 Incentive Plan"), pursuant to which it may grant equity awards to eligible persons. All of the Company's equity compensation plans have been approved by the security shareholders. The Incentive Stock Option Plan, the Non-Employee Director Plan and the 2000 Incentive Plan are described more fully below.

       The following table gives information about equity awards as of December 31, 2001 under the Incentive Stock Option Plan, the Non-Employee Director Plan and the 2000 Incentive Plan:

Plan category       Number of securities  Weighted-average     Number of
                    to be issued upon     exercise price       securities
                    exercise of           of outstanding       remaining
                    outstanding options,  options,             available for
                    warrants and rights   warrants and rights  future issuance
                                                               under equity
                                                               compensation
                                                               plans (excluding)
                                                               securities
                                                               reflected in
                                                               column (a)
--------------------------------------------------------------------------------

Equity compensation     581,295               $1.00              361,445
plans approved by
security holders
--------------------------------------------------------------------------------

Employment Agreements

       The named executive officers of the Company have entered into employment agreements (collectively, the "Executive Employment Agreements") with the Company. Under the terms of the respective agreements, Messrs. Long, Hennessy, Hilz and Klotz are entitled to an annual base salary of $150,000, $125,000, $200,000 and $150,000 respectively, plus other bonuses, the amounts and payment of which are within the discretion of the Compensation Committee. Beginning in the quarter ended June 30, 2001 and continuing up to current in 2002, Messrs. Long, Hilz and Klotz have voluntarily taken pay reductions as compared to the base salary set in their respective employment agreements. The Executive Employment Agreements may be terminated by the Company or by the executive officer's resignation at any time by giving proper notice. The Executive Employment Agreements generally provide that the executive officer will not, for the term of his employment and for a period of either twelve or eighteen months, whichever the case may be, following the end of such executive officer's employment with the Company, compete with the Company, disclose any confidential information of the Company, solicit any of the Company's employees or customers or otherwise interfere with the relations of the Company.

Stock Performance Graph

       The following graph compares the performance of the Common Stock with the Nasdaq Stock Market (U.S. Companies) Index and with Russell 2000 Index. The graph assumes that $100 was invested on July 7, 1997, the first trading day for the Company, in the Common Stock and in each index on the last trading day for each year end thereafter, and that any cash dividends were reinvested. The Company has not declared any dividends during the period covered by this graph.

(Stock Performance Graph)

ASSUMED INVESTMENT WITH REINVESTMENT OF DIVIDENDS

                            7/7/97   12/97    12/98    12/99    12/00    12/01

I-SECTOR CORPORATION       $100.00  $ 67.71  $ 31.25  $ 21.88  $ 16.67  $ 14.00
NASDAQ  STOCK MARKET (U.S.) 100.00   107.38   151.39   281.33   169.21   134.27
RUSSELL 2000                100.00   111.12   108.29   131.31   127.34   130.51

       This graph depicts the past performance of the Common Stock and in no way should be used to predict future performance. The Company does not make or endorse any predictions as to future share performance.

       The foregoing price performance comparisons shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this graph by reference, and shall not otherwise be deemed filed under such acts.

Certain Relationships and Related Transactions

       The Company has from time to time made payments on behalf of Allstar Equities, Inc. a Texas corporation ("Equities"), which is wholly-owned by James
H. Long, the Company's President and Chief Executive Officer, and on behalf of Mr. Long, personally for taxes, property and equipment. Effective on December 1, 1999 a note payable by Equities was signed for $335,551 for 60 monthly installments of $6,965. The note bears interest at 9% per year. At May 31, 2002, the Company's receivables from Equities amounted to approximately $135,000.
Additionally, from time to time the Company has made payments to unrelated parties for transactions that should either wholly or partially benefit Mr. Long and which should therefore be accounted for as indebtedness by Mr. Long to the Company on which Mr. Long pays interest of 6% per annum on the average outstanding balance. The Company records these transactions as a receivable to be repaid by him. The balance of approximately $80,000 was included in the Company's balance sheet at December 31, 2001.

       The Company leases office space from Equities. On December 1, 1999 Equities purchased the Company's building and executed a direct lease with the Company with an expiration date of December 31, 2004. In conjunction with Equities obtaining new financing on the building, a new lease was executed with the Company on February 1, 2002 with an expiration date of January 31, 2007. The new lease has rental rates reduced from $37,692 per month to $37,192 per month.

       In August 1996, the Company retained an independent real estate consulting firm to conduct a survey of rental rates for facilities in Houston, Texas that are comparable to its Houston headquarters facility. Based upon this survey, and additional consultations with representatives of the real estate consulting firm, the Company believes that the rental rate and other terms of the Company's sublease from Equities are at least as favorable as those that could be obtained in an arms-length transaction with an unaffiliated third party.

       Section 16(a) Beneficial Ownership Reporting Compliance

       Pursuant to Section 16(a) of the Securities Exchange Act of 1934, as amended, the Company's directors, executive officers, and stockholders who own more than 10% the Common Stock, are required to file reports of stock ownership and changes in ownership of common stock with the Securities and Exchange Commission and to furnish the Company with copies of all such reports they file. The Company believes that during 2001 the Directors and officers, except for Patricia L. Winstead who inadvertently failed to file a Form 3 upon becoming an officer, did comply with the 16(a) filing requirements.

       PROPOSAL 2-AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION

       The Board of Directors has unanimously approved the proposed amendment to the Certificate of Incorporation deleting Section E of Article VIII. At the Meeting, stockholders will be asked to approve an amendment to the Certificate of Incorporation deleting Section E of Article VIII and to ratify the prior actions of the directors relating to the filling of vacancies on the Board. Presently, Section E of Article VIII of the Company's Certificate of Incorporation requires that any vacancy or directorship caused by an increase in the number of directors can only be filled by election at an annual or special meeting of stockholders.

Reason for the Proposal

       The proposed amendment will allow the Board to fill a vacancy or directorship without the expense or delay of calling a special meeting of stockholders or waiting for the Company's next annual meeting. Furthermore,
Section 223 of the Delaware General Corporation Law, absent Section E of Article VIII, would expressly authorize the directors in office to fill vacancies, whether they arise from resignations, removals, or deaths or by reason of the creation of new directorships.

Approval

       The affirmative vote of the holders of a majority of the Common Stock of the Company outstanding on June 10, 2002 is required to amend the Certificate of Incorporation and to ratify prior acts of the directors relating to the filling of vacancies on the Board.

Board Recommendation:

       THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE AMENDMENT TO THE CERTIFICATE OF INCORPORATION AND FOR RATIFICATION OF CERTAIN PRIOR ACTS OF THE DIRECTORS.

Distribution of Annual Reports

       The annual report (Form 10-K) to stockholders covering the year ended December 31, 2001 was mailed concurrently with this proxy statement to each stockholder entitled to vote at the Meeting.

Stockholder Proposals

       Any stockholder who wishes to submit a proposal for action to be included in the proxy statement and form of proxy relating to the Company's 2003 annual meeting of stockholders is required to submit such proposal to the Company on or before February 25, 2003. If we do not receive notice of any matter that a stockholder wishes to raise at the annual meeting in 2003 by May 11, 2003 and a matter is raised at that meeting, the proxy holders for next year's meeting will have discretionary authority to vote on the matter. Stockholder proposals and notices should be sent to Secretary, I-Sector Corporation, 6401 Southwest Freeway, Houston, Texas 77074.

Other Matters

       The cost of soliciting proxies, including the cost of reimbursing banks and brokers for forwarding proxies and proxy statements to their principals, in the accompanying form, will be borne by the Company. In addition to solicitations by mail, a number of regular employees of the Company may, if necessary to assure the presence of a quorum, solicit proxies in person or by telephone, for which they will receive no additional compensation. Brokerage houses, banks and other custodians, nominees and fiduciaries will be reimbursed for their customary out-of-pocket and reasonable expenses incurred in forwarding proxy materials to beneficial owners.

       The persons designated as proxies intend to exercise their judgment in voting such shares on other matters that may properly come before the Meeting. Management does not know of any matters other than those referred to in this proxy statement that will be presented for action at the Meeting.

                                          By Order of the Board of Directors,

                                         /s/   Donald R. Chadwick
                                               ------------------
                                               Donald R. Chadwick,
                                               Secretary
 June 25, 2001

  I-SECTOR CORPORATION

          This Proxy is Solicited on Behalf of The Board of Directors

The undersigned stockholder of I-Sector Corporation (the "Company") hereby appoints TIMOTHY GROTHUES AND HELENA Y. SHIU as proxies, or either of them, each with power to appoint his substitute, to represent and to vote, as designated below, all shares of common stock of I-Sector Corporation held of record by the undersigned on June 10, 2002 at the Annual Meeting of Stockholders to be held on August 8, 2002 and at any adjournments thereof.

   1. To elect a board of four (4) directors to serve until the next annual meeting of stockholders or until their successors are elected and qualified


       / / FOR all nominees listed below (except as marked to the contrary below)

       / / WITHHOLD AUTHORITY to vote for all nominees below (Instruction: To withhold authority for any nominee strike a line through the nominee's name in the list below.)

       NOMINEES:

            James H. Long                    Donald R. Chadwick
            Kevin M. Klausmeyer              John B. Cartwright

   2. To amend the Company's Certificate of Incorporation to delete the provision relating to the filling of vacancies in the Board of Directors.

       / / FOR

       / / AGAINST

   3. In their discretion, the proxies are authorized to vote upon such other matters as may properly be presented to the annual meeting or any adjournments or postponements thereof.

Unless otherwise specified on this proxy, the shares represented by this proxy will be voted FOR the election of all the nominees above.

The undersigned hereby acknowledges receipt of the Notice of the Annual Meeting of Stockholders, the Proxy Statement furnished with the notice, and the Company's 2001 Annual Report.



--------------------------------------------
Signature of Stockholder

NUMBER OF SHARES:    --------------------------

Dated:               --------------------------, 2002

Please sign exactly as name(s) appears on this proxy card. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in the partnership name by an authorized person.

PLEASE MARK, SIGN AND DATE AND RETURN THE PROXY CARD PROMPTLY IN THE ENCLOSED ENVELOPE.